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                                                                     Exhibit 5.1

                               December 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:  American Express Company -- Registration Statement on Form S-4
           --------------------------------------------------------------

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of, and have represented, American Express Company, a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (File No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger (the "Merger") of RXP Acquisition Corporation, a Delaware corporation ("Sub"), with and into Rockford Industries, Inc., a California corporation ("Rockford"), as set forth in the Proxy Statement/Prospectus contained in the Registration Statement and in accordance with Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 9, 1998, among the Company, Sub and Rockford attached as Annex A to the Proxy Statement/Prospectus.

     In my capacity as such counsel, I or members of my staff have reviewed (i) the Registration Statement and (ii) the Merger Agreement. I or members of my staff have reviewed such matters of law and fact and examined original, certified, conformed or photostatic copies of such documents, records, agreements and certificates including, without limitation, resolutions of the Board of Directors of the Company as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

     This opinion is limited in all respects to the Business Corporation Law of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon and subject to the foregoing, I am of the opinion that the Common Shares, $.60 par value per share, of the Company to be issued in connection with the Merger have been duly
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authorized and, when issued in accordance with the terms of the Merger
Agreement, will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Proxy Statement/Prospectus that is included in the Registration Statement.

                                    Sincerely,

                                    LOUISE M. PARENT
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                                    Louise M. Parent
                                    Executive Vice President
                                      and General Counsel